--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section 240.14a-12

                                  T.J.T., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  T.J.T., INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(i)(2).
[ ]  $500 for each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11(1).
     (1)  Title of each class of securities to which transaction applies:
          Not Applicable.
     (2)  Aggregate number of securities to which transaction applies:
          Not Applicable.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable.
     (4)  Proposed maximum aggregate value of transaction:  Not Applicable.

     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:  Not Applicable.
     (2)  Form, Schedule or Registration Statement No.:  Not Applicable
     (3)  Filing Party:  Not Applicable.
     (4)  Date Filed:  Not Applicable.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  T.J.T., INC.
                              843 NORTH WASHINGTON
                              EMMETT, IDAHO  83617



January 29, 1997




Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of T.J.T., Inc., to be held at 10:00 A.M. Mountain Standard Time, on Tuesday, February 18, 1997. The meeting will be held at the Owyhee Plaza Hotel, 11th & Main Streets, Boise, Idaho.

     The business to be considered is described in the attached notice of the meeting and Proxy Statement.

     In addition to these matters, there will be a report on the affairs of the Company, and an opportunity for questions and comments by stockholders.

     We hope you will be able to attend.

                                        Sincerely,

                                        /s/ Terrence J. Sheldon

                                        TERRENCE J. SHELDON
                                        CHAIRMAN OF THE BOARD,
                                        PRESIDENT AND CHIEF
                                        EXECUTIVE OFFICER

                                  T.J.T., INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 18, 1997


Dear Stockholder:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of T.J.T., Inc., a Washington corporation (the "Company" or "TJT"), will be held on Tuesday, February 18, 1997, commencing at 10:00 a.m., local time, at the Owyhee Plaza Hotel, 11th & Main Streets, Boise, Idaho (the "Annual Meeting") for the following purposes:

     1. To elect three Directors of the Company, each to serve until the Annual Meeting of Stockholders in 1999 and until his or her successor is duly elected and qualified.

     2. To ratify the appointment of Balukoff Lindstrom & Co., P.A. as the independent auditors of the Company.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on December 20, 1996 are entitled to notice and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. If you are unable to attend the Annual Meeting in person, you are urged to sign, date and return the enclosed proxy as it is necessary that the holders of a majority of the outstanding shares be present, in person or by proxy, in order to obtain a quorum for the meeting. The proxy may be returned in the accompanying, self-addressed envelope which requires no postage if mailed in the United States.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    April L. Kierstead
                    Secretary

Emmett, Idaho
January 29, 1997


                       -----------------------------------


     The Company's 1996 Annual Report is being mailed to stockholders in connection with this Proxy Statement. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                                  T.J.T., INC.
                              843 NORTH WASHINGTON
                              EMMETT, IDAHO  83617

                            -------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 18, 1997

                            -------------------------


                               GENERAL INFORMATION

     This Proxy Statement is being furnished by TJT to the holders of TJT Common Stock in connection with the solicitation of proxies, by and on behalf of TJT's Board of Directors, for use at the Annual Meeting. The purpose of the Annual Meeting is for the holders of TJT Common Stock to consider and vote upon the following proposals:

     1. To elect three Directors of the Company to serve until the 1999 Annual Meeting and until their successors are duly elected and qualified (see "PROPOSAL 1. ELECTION OF DIRECTORS");

     2. To ratify the appointment of Balukoff Lindstrom & Co., P.A. as the independent auditors for the Company (see "PROPOSAL 2. RATIFICATION OF AUDITORS"); and

     3. To transact such other matters as may properly come before the Annual Meeting.

DATE, TIME AND PLACE

     The Annual Meeting will be held on Tuesday, February 18, 1997, at
10:00 a.m., local time, at the Owyhee Plaza Hotel, 11th & Main Streets, Boise, Idaho.

RECORD DATE; SHARES ENTITLED TO VOTE

     The Board of Directors of the Company has fixed the close of business on December 20, 1996 as the record date (the "Record Date") for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Only holders of record of TJT Common Stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 4,563,564 shares of TJT Common Stock issued and outstanding and entitled to vote at the Annual Meeting. As of such date, there were approximately 924 holders of record thereof.

     This Proxy Statement and accompanying Notice of Annual Meeting of Stockholders and Form of Proxy are first being mailed to stockholders on or about January 29, 1997. This Proxy Statement will be furnished to brokers, banks and similar persons whose name or whose nominee's name appear on the books and records of the Company.

QUORUM; REQUIRED VOTE

     As of the Record Date, the Company had outstanding 4,563,564 shares of TJT Common Stock. Stockholders are entitled to one vote for each share of TJT Common Stock held as of the Record Date on each matter to be voted on at the Annual Meeting. Stockholders do not have cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of TJT Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. Abstentions are counted as present in determining whether the quorum requirement is satisfied, but they have no other effect on voting for election of directors or approval of auditors.

     In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker nonvotes"), those shares will be counted as present for quorum purposes. The broker nonvotes will not be included in the vote totals for a proposal and therefore will have no effect on any proposal.

     If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of TJT Common Stock as of the Record Date, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn). See "-Revocation of Proxies" below.

VOTING OF PROXIES

     Stockholders are requested to complete, date, sign and promptly return the accompanying Form of Proxy in the enclosed envelope. All shares of TJT Common Stock represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting, or any adjournment or postponement thereof, in the manner specified by the holders thereof. EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED (i) FOR THE ELECTION OF EACH OF THE THREE NOMINEES FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS, AND
(ii) FOR THE APPOINTMENT OF BALUKOFF LINDSTROM & CO., P.A. AS THE AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997. It is not expected that any matters other than those referred to herein will be brought before the Annual Meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

REVOCATION OF PROXIES

     Any holder of TJT Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing a written revocation with the Secretary of the Company at 843 North Washington, P.O. Box 278, Emmett, Idaho 83617, prior to the voting of such proxy, (ii) giving a duly executed proxy bearing a later date, or
(iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone, telecopy or telegram. The Company will bear the cost of solicitation of proxies. In addition, the directors, officers, employees and representatives of the Company may solicit proxies from stockholders of the Company by telephone, telecopy or telegram or in person. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of TJT Common Stock held of record by such persons or entities and the Company will, upon the request of such record holders, reimburse reasonable forwarding expenses. See "SOLICITATION OF PROXIES."

MARKET FOR COMMON STOCK

     The TJT Common Stock is listed for quotation on the Nasdaq SmallCap Market System under the symbol "AXLE." On the Record Date, the last sale price of TJT Common Stock as reported by the Nasdaq SmallCap Market System was $3.50.

                         BUSINESS AT THE ANNUAL MEETING


PROPOSAL 1.    ELECTION OF DIRECTORS

     On November 14, 1996, the Company consummated the acquisition through merger of Bradley Enterprises, Inc. ("Bradley"), a corporation in the business of reconditioning axles and tires and based in Centralia, Washington. As part of that acquisition and merger, the Company agreed to appoint to the Board of Directors three persons nominated by Bradley to the Board. Accordingly, by resolution dated January 8, 1997, and in accordance with the By-Laws of the Company, the Board of Directors, at the request of Bradley, appointed three Directors nominated by Bradley to fill vacancies created by the expansion in the size of the Board from nine to eleven Directors and by the determination of Andy
C. Doll and April L. Kierstead, current Directors of the Company, not to stand for reelection to the Board. The Bradley nominees -- Patricia I. Bradley,
B. Kelly Bradley, and Darren M. Bradley, all officers and employees of Bradley -- were appointed to hold seats as Class I, Class II and Class III Directors, respectively, whose terms expire in 1999, 1997 and 1998, respectively. On such date, the Board also appointed, as a Class I Director whose term expires in 1999, Scott Beechie, a Company Vice President and Controller. The proxies solicited hereby cannot be voted to elect more than three Directors at the Annual Meeting.

     It is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the three Class I nominees first named below. In addition, in connection with the Bradley transaction, certain officers and directors of the Company owning approximately 29.8% of the outstanding shares of the Company's Common Stock have agreed to vote for the three Bradley nominees for a period of three years. As part of the same transaction, the former Bradley shareholders, who now own approximately 20.6% of the outstanding shares of TJT Common Stock following the merger, agreed to vote during the next three years for election to the Board of up to ten persons acceptable to Terrence J. Sheldon, the Chief Executive Officer of the Company.

     Information with respect to the nominees for Director and Directors continuing in office is set forth below.

CLASS I -- NOMINEES FOR ELECTION TO SERVE UNTIL THE 1999 ANNUAL MEETING OF
           STOCKHOLDERS:

     SCOTT BEECHIE, 38, was appointed to the Board in January 1997.
     Mr. Beechie is a CPA and has served as Vice President and Controller since July 1996. From 1990 to 1996, he served as Manager of Financial Reporting for U.S. Bancorp (formerly West One Bancorp) in Boise, Idaho. Mr. Beechie received a B.B.A. in Finance from Idaho State University in 1981.

     JOHN W. EAMES III, 56, was elected to the Board in 1991. Mr. Eames has served as General Manager of the Company's Oregon Facility since 1991. From 1986 to 1991, he was national sales manager for Lodge Logs, Inc., in Idaho. Mr. Eames is a brother-in-law of Mr. Andy C. Doll, Vice President and Chief Financial Officer of the Company.

     PATRICIA I. BRADLEY, 52, was appointed to the Board in January 1997. Ms. Bradley has been with Bradley Enterprises, Inc. since 1978. She has experience in all areas of the company's operations, and has served in the capacity as Bradley Chief Executive Officer since 1989. Following the merger with the Company in November 1996, Ms. Bradley was appointed Senior Vice President and Manager of the Western Division of the Company.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                    "FOR" THE THREE NOMINEES SET FORTH ABOVE.

          If it is determined prior to the meeting that any nominee will be unable to serve as a Director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve, unless the Board of Directors reduces the size of the membership of the Board of Directors prior to the Annual Meeting to eliminate the position of any such nominee.

CLASS II -- DIRECTORS ELECTED TO SERVE UNTIL THE 1997 ANNUAL MEETING OF
            STOCKHOLDERS:

     DOUGLAS A. STRUNK, 45, was elected to the Board in 1988. Mr. Strunk has served as Sales Manager of the Idaho Facility since 1988.
     Mr. Strunk received a vocational/technical certificate from College of Southern Idaho in 1972.

     STEPHEN A. WEISS, 55, was elected as a Director in 1995. For the past 25 years, Mr. Weiss has practiced corporate and business law in New York City. He is currently a member of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel. Mr. Weiss serves on the Board of Directors of Consolidated Stainless, Inc., a manufacturer and distributor of stainless steel pipe, valves and fittings and Lanxide Corporation, a company engaged in the development and commercialization of reinforced ceramic and metal composite materials. Mr. Weiss received his B.S., L.L.B. and L.L.M. from New York University in 1962, 1965 and 1966, respectively. Mr. Weiss is a member of the Executive Compensation Committee and Audit Committee of the Board of Directors.

     ARTHUR J. BERRY, 45, was elected to the Board in 1995. For the past five years Mr. Berry has been the President and principal stockholder of Arthur J. Berry & Company a real estate development and business brokerage firm located in Boise, Idaho. Mr. Berry received a degree in Finance from Boise State University in 1973, a J.D. from the University of Idaho in 1976, and an MBA from Boise State University in 1981. Mr. Berry is a member of the Executive Compensation Committee and Audit Committee of the Board of Directors.

     B. KELLY BRADLEY, 34, was appointed to the Board in January 1997.
     Mr. Bradley has been with Bradley Enterprises since 1980, and has served as manager of various operations since 1984. He served as General Manager of Bradley since 1989. Following the merger with TJT in November 1996, he has been employed as General Manager of the Company's Western Division.

CLASS III -- DIRECTORS ELECTED TO SERVE UNTIL THE 1998 ANNUAL MEETING OF
             STOCKHOLDERS:

     TERRENCE J. SHELDON, 54, was elected to the Board in 1977. Mr. Sheldon is the founder and principal stockholder of the Company and has served as President since October 1986 and Chief Executive Officer since 1994. Mr. Sheldon co-founded the Company in 1977. Mr. Sheldon is Chairman of the Executive Compensation Committee of the Board of Directors.

     DARLE E. LACEY, 54, was elected to the Board in 1987. Mr. Lacey has served as Dealer Sales Manager of the Company's Oregon Facility since 1987.

     ROBERT L. BURKHART, 65, was elected to the Board in 1986. Mr. Burkhart has served as Manager of the Idaho Plant since 1986. Mr. Burkhart currently works part-time, two days a week, for the Company.

     DARREN BRADLEY, 35, was appointed to the Board in January 1997.
     Mr. Bradley has been with Bradley Enterprises since 1984, and has served as Assistant Manager of Bradley since 1989. Following the merger with TJT in November 1996, he has been employed as Assistant Manager of the Company's Western Division.

BOARD COMMITTEES AND MEETINGS

     The current committees of the Company's Board of Directors includes an Executive Compensation Committee and an Audit Committee.

     EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee reviews and adjusts the salaries of the principal officers and key executives of the Company. The Executive Compensation Committee also administers the Company's executive compensation and benefit plans. The Committee meets at such time as may be deemed necessary by the Board of Directors or the Committee. The current members of the Executive Compensation Committee are Terrence J. Sheldon (Chairman), Stephen A. Weiss and Arthur J. Berry. This committee held no meetings during the 1996 fiscal year, but did meet on November 21, 1996.

     AUDIT COMMITTEE. The primary function of the Audit Committee is to facilitate communications among outside auditors and the Board of Directors. The Audit Committee also reviews financial statements, internal controls, and procedures and the scope and results of audits. The Audit Committee meets at such times as may be deemed necessary by the Board of Directors or the Audit Committee. The current members of the Audit Committee are Andy C. Doll (Chairman), Stephen A. Weiss and Arthur J. Berry. This committee held no meetings during the 1996 fiscal year, but did meet on November 21, 1996.

          The Board of Directors held a total of two regular meetings during the fiscal year ended September 30, 1996. During such fiscal year, each incumbent Director who served during the year, except for Messrs. Burkhart and Weiss, attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served that were held during the year.

DIRECTOR COMPENSATION

     Non-employee Directors receive a fee of $500 per meeting (plus reasonable out-of-pocket expenses in a manner consistent with past practice) for attendance at meetings of the Company's Board of Directors. As of the date of this Proxy Statement, only Messrs. Berry and Weiss are eligible to be compensated pursuant to this policy. Pursuant to a Consulting Agreement which terminated December 31, 1996, Mr. Weiss was paid a consulting fee of $50,000 during the 1996 fiscal year, for providing services to the Company with respect to implementation of its growth strategy.

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company:

     NAME                     AGE     POSITION

Terrence J. Sheldon           54      President, Chief Executive Officer
                                      and Chairman of the Board of Directors
Patricia I. Bradley(1)        52      Senior Vice President and Manager of
                                      Western Division
Andy C. Doll                  61      Vice President, Treasurer and Chief
                                      Financial Officer
Scott Beechie                 38      Vice President and Controller
April L. Kierstead            41      Assistant Treasurer and Secretary
John W. Eames III             56      General Manager - Oregon Facility
Darle E. Lacey                54      Dealer Sales Manager, Oregon Facility
Robert L. Burkhart            65      Plant Manager - Idaho Facility
Douglas A. Strunk             45      Sales Manager - Idaho Facility

---------------------

(1) Ms. Bradley was appointed Senior Vice President in charge of the Western Division of the Company, effective as of November 14, 1996, in connection with the acquisition through merger of Bradley Enterprises, Inc.

     ANDY C. DOLL - Mr. Doll has served as Vice President, Treasurer, Chief Financial Officer and a Director of the Company since 1987. Mr. Doll received a B.S. degree from the University of Arizona in 1958 and is a graduate of the School for Bank Administration, University of Wisconsin (1970), and holds a Certificate in Management Accounting. Mr. Doll has informed the Company he intends to retire effective March 31, 1997, and has determined not to stand for reelection to the Company's Board of Directors. During 1996, Mr. Doll served as Chairman of the Audit Committee of the Board of Directors. Mr. Doll is a brother-in-law of Mr. Eames.

     APRIL L. KIERSTEAD - Ms. Kierstead has served as Assistant Treasurer, Secretary and a Director of the Company since 1994. From 1987 to 1994, she served as accounting manager for Acme Manufacturing Co., Inc., in Filer, Idaho. Ms. Kierstead received a B.A. in Business Administration from Southwest Baptist University in 1980. Ms. Kierstead has informed the Company that she has determined not to stand for reelection to the Company's Board of Directors.


PROPOSAL 2.    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Balukoff, Lindstrom & Co., P.A. as auditors to make an examination of the consolidated financial statements of the Company for the fiscal year ending September 30, 1997. This firm of independent public accountants has served as the Company's auditors since the Company went public in December of 1995. Representatives of Balukoff, Lindstrom & Co., P.A. will be present at the meeting, will be given the opportunity to make a statement if they wish, and will be available to respond to appropriate questions. In the absence of other instructions, shares represented by properly executed proxies will be voted "FOR" the ratification of Balukoff, Lindstrom & Co., P.A. as auditors for the fiscal year ending September 30, 1997.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF
         THE APPOINTMENT OF BALUKOFF, LINDSTROM & CO., P.A. AS AUDITORS
                  FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.



OTHER BUSINESS

     The Company's management knows of no other matters to be brought before the Annual Meeting for a vote. If, however, other matters are presented for a vote at the Annual Meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters. At the Annual Meeting, management will report on the Company's business, and stockholders will have an opportunity to ask questions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding persons known by the Company to beneficially own, as defined by the Securities and Exchange Commission ("SEC") Rule 13d-3, more than 5% of the Company's Common Stock as of the Record Date, based solely on information regarding such ownerships available to the Company in filings by such beneficial owners with the SEC on Schedules 13D and 13G. It also shows the same information as of the Record Date for all Directors and nominees for Directors, the executive officers of the Company, and all Directors and Executive Officers as a group. Except as set forth in the footnotes below, all such persons possess sole voting and investment power with respect to the shares listed. An asterisk in the column listing the percentage of class owned indicates the person owns less than 1% of the Company's Common Stock as of the Record Date.

-------------------------------------------------------------------------------------------------------------------
           (1)                              (2)                           (3)                           (4)
                                   Number of Shares and
                                   Nature of Beneficial
                                      Ownership as of
                                  December 20, 1996(1,2)           Right to Acquire                   Percent
    Name and Address               (Including Shares in             Within 60 Days                       of
   of Beneficial Owner                  Column (3))              of December 20, 1996                 Class(3)
-------------------------------------------------------------------------------------------------------------------
CERTAIN BENEFICIAL OWNERS:

Robert M. Rubin                          631,189                       346,535                          12.6%
6060 Kings Gate Circle
Del Ray Beach, FL

DIRECTORS:

Terrence J. Sheldon                      973,715                        20,000                          19.5%
Patricia I. Bradley(4)                   592,200                           --                           11.8%
Douglas A. Strunk                        121,267                        15,000                           2.4%
Robert L. Burkhart                       120,775                         5,000                           2.4%
Darle E. Lacey                           106,378                         7,500                           2.1%
B. Kelly Bradley                          75,200                           --                            1.5%
Darren M. Bradley                         75,200                           --                            1.5%
Stephen A. Weiss                          75,000                        15,000                           1.5%
Arthur J. Berry                           50,000                           --                            1.0%
John W. Eames III                         18,024                        10,000                             *
Scott Beechie                                --                            --                              *

EXECUTIVE OFFICERS:

Andy C. Doll                             202,648                        15,000                           4.1%
April L. Kierstead                        11,330                         7,500                             *

All Directors and Executive            2,421,737                        95,000                          48.4%
Officers as a Group (13 persons)


--------------------
SEE FOOTNOTES ON NEXT PAGE.

(1) For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities; and a person has the right to acquire the beneficial ownership of the shares within 60 days of December 20, 1996. Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(2) Includes shares of Common Stock held by the Trustee of the T.J.T., Inc. 401(k) Profit Sharing Plan for the accounts of individuals as follows: Mr. Sheldon - 176,843 shares, Mr. Doll - 63,808 shares, Mr. Strunk - 41,179 shares, Mr. Lacey - 33,214 shares, Mr. Eames - 8,024 shares, and Ms. Kierstead - 950 shares.

(3) The percentages shown are calculated based upon the shares indicated in column (2).

(4) Ms. Bradley shares voting and dispositive power as to such shares with her husband.

 * Represents less than 1% of the issued and outstanding shares of Common Stock of the Company.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder require the Company's Executive Officers and Directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq SmallCap Market and furnish the Company with copies.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes Messrs. Terrence J. Sheldon, Andy C. Doll, Robert L. Burkhart, Douglas A. Strunk, Darle
E. Lacey, John W. Eames, Robert M. Rubin, Stephen A. Weiss and Arthur J. Berry, and Ms. April M. Kierstead did not timely file their initial Form 3s in connection with the Company's initial public offering. The foregoing persons subsequently filed Form 3s relating to their initial ownership of Company stock as of the date of the Company's IPO.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to the Chief Executive Officer and the Vice President and Chief Financial Officer, the two highest paid employees of the Company, determined as of September 30, 1996. It should be noted that the Company became a reporting company under the Exchange Act in December 1995. No other Executive Officer of the Company was paid more than $100,000 during fiscal 1996.

SUMMARY COMPENSATION TABLE


                                                                                 LONG TERM COMPENSATION
                                                   ANNUAL                --------------------------------------
                                               COMPENSATION (1)                                       STOCK
                                             ------------------------        OTHER ANNUAL            OPTIONS
     NAME AND PRINCIPAL POSITION               YEAR         SALARY         COMPENSATION (2)        GRANTED (3)
-----------------------------------------    --------    ------------    --------------------    --------------
Terrence J. Sheldon                            1996        $225,000             $23,842                 --
President, Chief Executive Officer             1995        $135,960             $ 5,697              20,000
and Director                                   1994        $205,955             $11,770                 --


Andy C. Doll                                   1996        $ 85,000             $ 9,892                 --
Vice President, Chief Financial Officer        1995        $ 62,988             $ 3,779              15,000
and Director                                   1994        $ 74,772             $ 4,486                 --


     (1) Excludes personal benefits and other forms of non-cash compensation that did not in the aggregate exceed 10% of the aggregate amount of cash compensation shown for the subject individuals.

     (2) Includes participating contributions to the Company 401(k) Plan on a calendar year.

     (3) Represents five year stock options granted in October 1994 at $5.00 and repriced as of September 1, 1995 at $4.00. See "1994 Stock Option Plan."

EMPLOYMENT AGREEMENTS

     Effective as of October 1, 1995, the Company entered into separate employment, non-disclosure and non-competition agreements with each of Messrs. Terrence J. Sheldon and Andy C. Doll, pursuant to which such persons are to serve as President and Chief Executive Officer, and Vice-President and Treasurer, respectively, through September 30, 1997 and March 31, 1997, respectively. The employment agreements provide for minimum annual base salaries to each of Messrs. Sheldon and Doll of $225,000 and $85,000, respectively, and benefits comparable to those provided to other Company employees. The agreements further provide that each of Messrs. Sheldon and Doll are required to devote substantially all of his business time to the performance of his duties and responsibilities to the Company. Each of such employment agreements prohibits the employee from engaging in any competitive activities with the Company during the course of his employment with the Company, and for a period of three years following termination of employment if such employee terminates his employment or is terminated for cause (as defined).

     In addition to their base salaries, Messrs. Sheldon and Doll will be entitled to share in proportion to their respective base salaries, an annual bonus (not to exceed an aggregate of $150,000 per annum) equal to three percent of the Company's net income before taxes, after deducting the amount of the annual bonus (the "Pre-Tax Income"), in each of the fiscal years during the term of their employment agreements. In no event, however, will a bonus be paid for the fiscal year ending September 30, 1996, unless the Pre-Tax Income is at least $1,000,000 (the "Minimum Base Net Income"). The Minimum Base Net Income levels for the subsequent two fiscal years shall be fixed by the Compensation Committee of the Board prior to the commencement of such years. Had such employment agreements been effective for 1994 and 1995, no bonus payments would have been made thereunder. Based on Pre-Tax Income of the Company for the fiscal year ended September 30, 1996, no bonus payments were made to either Mr. Sheldon or Mr. Doll during 1996.

     Any increases in the annual rates of compensation of Messrs. Sheldon and Doll under their employment agreements must be approved by a majority of both the disinterested Directors and the Executive Compensation Committee.

     The employment agreements with Messrs. Sheldon and Doll grant to the subject employee the right to elect, within one year after any change in control of the Company, to terminate his employment on not less than 90 days' prior written notice, and thereafter receive his salary and benefits for a period of 18 months or to the scheduled expiration date of such employment agreement (whichever is later). Such salary continuation is also applicable in the event that the Company terminates such individual's employment (other than "for cause") within one year after any change in control of the Company. For purposes of such agreements, a "change in control" is deemed to occur at such time as a majority of the total outstanding votes eligible to vote for directors of the Company are owned (legally or beneficially) by any person (or group of persons acting in concert) who was not a stockholder of the Company as of the date of the commencement of the agreements.

     At September 30, 1996, the Company had no other employment agreements (other than arrangements terminable by the Company "at will") with any other officers or employees.

1994 STOCK OPTION PLAN

     On October 4, 1994, the Board of Directors of the Company approved the Company's 1994 Stock Option Plan (the "Plan"). Under the Plan, officers, directors, and/or key employees and/or consultants of the Company can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 200,000 shares of the Company's Common Stock (of which no more than 100,000 shares may be pursuant to incentive stock options, and no more than 100,000 shares may be pursuant to non-qualified stock options). On February 17, 1995, the shareholders of the Company approved the Plan at a special meeting.

     The Board of Directors has awarded non-qualified stock options under the Plan, effective as of October 1, 1994, for an aggregate of 100,000 shares, all of which provide for an exercise price of $4.00 per share. No stock options were granted during the 1996 fiscal year, and no stock options were exercised by any optionees during such period. The following table provides information as to options exercised by each of the Executive Officers of the Company during the fiscal year ended September 30, 1996, and the value of options held by such Executives at fiscal year end measured in terms of the last reported sale price for the Company's Common Stock on September 30, 1996 ($6-3/16, as reported on the Nasdaq SmallCap Market System).

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                Number of Securities         Value of Unexercised In-
                                                                Underlying Unexercised       the-Money Options
                           Shares Acquired                      Options at FY-End (#)        at FY End ($)
Name                       on Exercise (#)    Value Realized    Exercisable/Unexercisable    Exercisable/Unexercisable
----                       ---------------    --------------    -------------------------    -------------------------
Terrence J. Sheldon              --                 --                 20,000/0                     $43,750/0

Andy C. Doll                     --                 --                 15,000/0                     $32,813/0

Douglas A. Strunk                --                 --                 15,000/0                     $32,813/0

John W. Eames III                --                 --                 10,000/0                     $21,875/0

Darle E. Lacy                    --                 --                  7,500/0                     $16,406/0

April L. Kierstead               --                 --                  7,500/0                     $16,406/0

Robert L. Burkhart               --                 --                  5,000/0                     $10,938/0


401(k) PROFIT SHARING PLAN

     As of September 30, 1996, the Company maintained a 401(k) Profit Sharing Plan (the "401(k) Plan") for eligible employees of the Company. The 401(k) Plan is a profit-sharing plan, including a cash or deferred arrangement pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended, sponsored by the Company for purposes of providing eligible employees an opportunity to defer compensation and have such deferred amounts contributed to the 401(k) Plan on a pre-tax basis, subject to certain limitations. The Company makes a matching contribution with respect to employee deferrals of 50% of employees' contributions up to 6% of wages for contributions beginning August 1, 1996 and 100% of contributions up to 6% of wages for the reported periods prior to August 1, 1996.

     During the fiscal year ended September 30, 1996, the Company made matching contributions of $56,925, to match deferrals of compensation by participants during the year. Amounts contributed to the 401(k) Plan by Executive Officers during the 1996 fiscal year totaled $31,859.

CERTAIN TRANSACTIONS

     The Company has extended a loan to J.R. Strunk, a brother of Douglas Strunk, a Director of the Company. The note matures in 1997 and bears interest at 16.77% per annum. The loan is secured by equipment and machinery.

     The Company has entered into agreements with J.R. Strunk and Vance Strunk, brothers of Douglas Strunk, a Director of the Company, to serve as independent buyers for the Company during 1996. These buyers purchased $1,190,598 of used axles and tires for the Company in 1996. In order to facilitate transactions between the Company and the buyers, the Company advances cash to the buyers. At September 30, 1996, the Company had advanced $16,364 to these parties.

     The Company purchased property from T.J.T. Enterprises, a partnership composed of Terrence J. Sheldon, Chief Executive Officer and President of the Company, and Jerry L. Radandt, a former officer of the Company, for $66,500 during 1996. The Company financed $46,500 of the purchase price with a note bearing interest at 8%, maturing 2005. A total of $2,420 of interest was paid to T.J.T. Enterprises prior to the Company's paying the note in full during 1996.

     EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Executive Compensation Committee is comprised of Stephen A. Weiss and Arthur J. Berry, non-employee Directors, and of Terrence J. Sheldon, President and Chief Executive Officer of the Company. Compensation of the top executive officers is reviewed at least annually by the Executive Compensation Committee. The most recent review was conducted on November 21, 1996.

     As noted above, Messrs. Sheldon and Doll have employment contracts which commenced October 1, 1995, which provide for base compensation, an auto allowance and a bonus calculated as a percentage of the Company's Pre-Tax Income. No increases in base compensation were provided for the fiscal year commencing October 1, 1996 for either Mr. Sheldon or Mr. Doll. In addition, based on the formula provided in the employment agreements, no bonus was paid to either of Messrs. Sheldon or Doll during fiscal year 1996.

     As of September 30, 1996, no other executive officer of the Company was subject to an employment agreement.

--------------------

(1) The disclosure in this section of the Proxy Statement is not incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     COMPENSATION POLICY APPLICABLE TO OFFICERS AND KEY EXECUTIVES . The goal of the Executive Compensation Committee is to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving the Company's short- and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to Company performance as described more particularly below. In exercising its responsibilities, the Executive Compensation Committee seeks to encourage management to achieve the Company's short- and long-term financial and strategic objectives, including maximizing long-term value for stockholders. Through the implementation of its compensation policies, the Executive Compensation Committee believes it can motivate management to consider the Company's short-term and long-term objectives, such as the Company's financial performance and stock price appreciation, by rewarding the Company's key officers and executives upon achieving such objectives. The Executive Compensation Committee has not adopted a policy in response to federal tax law changes that, beginning in 1994, limit the deductibility by the Company of compensation in excess of $1 million per employee per year for each of the Company's five most highly compensated executives, since the total compensation paid to any individual executive officer does not now, and is not in the foreseeable future anticipated to, exceed the deductibility levels.

     EXECUTIVE COMPENSATION POLICIES. Executive compensation at the Company is made up of three elements: (i) base salary, (ii) bonuses and (iii) grants of equity-based compensation (e.g., stock options).

          BASE SALARY. Base salary for officers and executives was set by the Company prior to the initial public offering of the Company in December 1995. Consideration was given to each person's job responsibilities, and the salaries paid to officers and executives in comparable positions in similar-sized companies in the Emmett, Idaho area. Effective January 1, 1995, the Executive Compensation Committee established base salaries for all of the executive officers of the Company.

     On November 14, 1996, the Executive Compensation Committee reviewed the salaries for officers and executives of the Company and determined that no changes in base salary levels from those established in 1995 were appropriate.

          BONUSES. In addition to base salary, Messrs. Sheldon and Doll are eligible to receive bonuses under the Company's Management Bonus Plan. Based on the Pre-Tax Income of the Company, no bonuses were paid to either Mr. Sheldon or Mr. Doll under the Plan for the year ended September 30, 1996.

          STOCK OPTIONS. In addition to salary and bonus, the Company has adopted the 1994 Stock Option Plan, which provides that the long-term compensation of officers and key employees be dependent upon the financial performance of the Company. Under the Stock Option Plan, officers and key employees are eligible to receive awards of stock options. The number of stock options granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibility. The Executive Compensation Committee also considers the number and exercise price of options and shares of restricted stock granted to individuals in the past. During fiscal 1996, no stock options were granted under the Stock Option Plan.

     CEO'S COMPENSATION. Mr. Sheldon's minimum annual base salary is established by the terms of an employment agreement ("Employment Agreement") entered into between Mr. Sheldon and the Company, effective as of October 1, 1995. Such initial base salary of $225,000 was based on Mr. Sheldon's responsibilities and his knowledge and experience of the axle and tire reconditioning industry. Bonus amounts and stock option awards to Mr. Sheldon were based on Company performance, and his level of responsibility and experience. No increase in Mr. Sheldon's base salary was awarded for the fiscal year commencing October 1, 1996, and no additional stock options were awarded to Mr. Sheldon during the year.

                                   Terrence J. Sheldon (Chairman)
                                   Stephen A. Weiss
                                   Arthur S. Berry

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The Executive Compensation Committee consists of Mr. Sheldon, Chief Executive Officer and President of the Company, and two non-employee Directors. Currently, the members of the Executive Compensation Committee in addition to Mr. Sheldon are Messrs. Weiss and Berry. None of the executive officers of the Company serve as a director of another corporation in a case where an executive officer of such other corporation serves as a Director of the Company.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

     The Company's 1996 Annual Report is being mailed to shareholders with this Proxy Statement. Copies of the 1996 Annual Report to shareholders and the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission may be obtained without charge from the Company, 434 N. Washington, P.O. Box 278, Emmett, Idaho 83617, Attention: Scott Beechie. Financial statements are also on file with the Securities and Exchange Commission, Washington, D.C. and with the Nasdaq SmallCap Market and the Boston Stock Exchange.

                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any proposal submitted by a stockholder for action at the 1997 Annual Meeting of Stockholders must be submitted in a letter to the Secretary of the Company and received by the Company by September 29, 1997 in order for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting. The proposal must be in the form required by and subject to the other requirements of applicable rules of the Commission.

     The Executive Committee will consider nominees for the Board of Directors recommended by stockholders for the 1997 Annual Meeting if the following information concerning each nominee is disclosed in writing: name, age, business address, residence address, principal occupation or employment, class and number of shares of TJT Common Stock which are beneficially owned by each nominee and other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The stockholder making the nomination must also disclose his name, address and the number of shares beneficially owned. All such recommendations must be submitted to the Company in a letter to the Secretary of the Company not less than 60 days prior to the 1997 Annual Meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 days prior to the date of the annual meeting, such recommendation by the stockholder must be received not later than 10 days following the day on which public announcement is first made of the date of the 1997 Annual Meeting.

                             SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its stockholders on behalf of the Board of Directors. Proxies may be solicited by the directors, officers, and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the TJT Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

Dated:  January 29, 1997                BY ORDER OF THE BOARD OF DIRECTORS
                                             April L. Kierstead
                                             SECRETARY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  T.J.T., INC.

    The undersigned hereby appoints Terrence J. Sheldon and April L. Kierstead attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of T.J.T., Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held at Owyhee Plaza Hotel, 11th & Main Streets, Boise, ID 83729 at 10:00 a.m. Standard Time on February 18, 1997 or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

        1.  ELECTION OF DIRECTORS

        FOR all nominees listed below                 WITHHOLD AUTHORITY
                                                      to vote for all nominees listed
        (except as marked to the contrary)             below

NOMINEES: Scott Beechie, John W. Eames, III, Patricia I. Bradley

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
________________________________________________________________________________

        2. The appointment of Balukoff Lindstrom & Co., P.A. as the independent certified public accountants of the corporation for the fiscal year ending September 30, 1997.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

        3. In their discretion upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                          Dated: _________________________, 1997
                                          ______________________________________

                                                       (Signature)
                                          ______________________________________

                                               (Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.